Exhibit 99.1

OPENWAVE ANNOUNCES FOURTH QUARTER FISCAL 2007 RESULTS

Revenue Increases Sequentially; Book-to-Bill at 1:1

REDWOOD CITY, Calif. – August 2, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading independent provider of software products and services for the communications industry, today announced final financial results for its fiscal 2007 fourth quarter ended June 30, 2007. The company reported the financial results with the Musiwave results categorized as discontinued operations as it considers Musiwave as an asset held for sale. Revenues for the fiscal fourth quarter were $68.1 million, compared with $62.7 million in the prior quarter ended March 31, 2007 and $83.5 million in the same quarter in the preceding year. The Company reported bookings of $68.0 million in the fiscal 2007 fourth quarter.

Including revenue from discontinued operations, revenues for the fiscal fourth quarter were $75.6 million, compared with $71.1 million in the prior quarter ended March 31, 2007 and $91.1 million in the same quarter in the preceding year.

“I am pleased with our sequential revenue growth and our one-to-one book-to-bill ratio which demonstrate our ability to execute,” said Robert Vrij, president and CEO of Openwave. “With our new executive team in place, we are focused on establishing our market leadership as the provider of software solutions to the communications industry, leveraging our technology expertise in our traditional messaging, gateway, client and location businesses, and expanding our overall addressable market.”

On a GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2007 was $91.8 million, or $1.11 per share, compared to $32.5 million, or $0.35 per share, in the prior quarter and $5.1 million, or $0.06 per share, for the June quarter in the preceding year.

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Openwave Reports Fiscal 2007 Fourth Quarter Results	Page 2

Net loss on a non-GAAP basis, which excludes discontinued operations, amortization of intangibles, stock-based compensation, gains on sales of non-operating assets, impairment charges, acquisition-related costs, costs associated with the stock option review and proxy contest, retention bonuses related to exploring strategic alternatives and restructuring costs, for the fourth fiscal quarter ended June 30, 2007 was $10.5 million, or $0.13 per diluted share, compared with $18.6 million, or $0.20 per diluted share, in the prior quarter and a net income of $4.7 million, or $0.05 per diluted share, during the June quarter of the prior year. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal third quarter ended June 30, 2007. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (877) 502-9272 or (913) 981-5581 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 9373340.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/ for at least 12 months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Openwave Reports Fiscal 2007 Fourth Quarter Results	Page 3

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; and (f) increased global competition and pricing pressure on our products.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For more information please contact:

Openwave Systems Inc. Mike Bishop Investor Relations investor@openwave.com Tel: 650-480-4461	Openwave Systems Inc. Vikki Herrera Public Relations Vikki.Herrera@openwave.com Tel: 650-480-6753

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OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS–UNAUDITED

(In thousands)

	June 30, 2007	June 30, 2006
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$246,489	$428,966
Restricted cash	2,061	—
Accounts receivable, net	82,649	152,547
Prepaid and other current assets	33,921	21,449

Total current assets	365,120	602,962
Property and equipment, net	21,667	20,784
Long-term investments and restricted cash and investments	37,944	81,140
Deposits and other assets	7,324	9,169
Goodwill and intangible assets, net	146,258	205,776

Total assets	$578,313	$919,831

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$14,581	$14,951
Accrued liabilities	70,069	59,077
Accrued restructuring costs	26,118	18,542
Deferred revenue	47,161	58,964

Total current liabilities	157,929	151,534
Accrued restructuring costs, less current portion	51,140	60,922
Deferred revenue, less current portion	14,011	6,814
Deferred rent obligations	1,649	1,055
Deferred tax liabilities, net	6,309	11,417
Convertible subordinated notes, net	149,017	148,494

Total liabilities	380,055	380,236
Stockholders' equity	198,258	539,595

Total liabilities and stockholders' equity	$578,313	$919,831

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS–UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
License	$19,402	$14,946	$37,797	$88,707	$194,611
Maintenance and support	22,443	22,917	22,821	91,006	93,821
Services	23,376	22,712	20,425	97,379	93,833
Projects/ Systems	2,873	2,129	2,466	13,209	13,967

Total revenues	68,094	62,704	83,509	290,301	396,232

Cost of revenues:
License	1,510	872	1,901	4,924	7,189
Maintenance and support	9,099	9,142	7,046	34,102	30,320
Services	15,574	17,502	15,588	72,576	70,206
Projects/ Systems	2,528	817	630	7,021	7,128
Amortization of intangible assets	2,056	2,002	1,519	7,543	6,151

Total cost of revenues	30,767	30,335	26,684	126,166	120,994

Gross profit	37,327	32,369	56,825	164,135	275,238

Operating Expenses:
Research and development	17,539	17,806	19,046	71,410	84,148
Sales and marketing	24,910	25,216	29,007	99,648	119,653
General and administrative	16,253	19,077	16,290	67,786	67,725
Stock option review and associated costs	—	540	341	6,782	341
Restructuring and other related costs	17,548	576	(3,047)	30,648	4,623
Acquisition-related costs and amortization	823	774	713	3,024	2,852
Gain on sale of technology	—	—	—	(1,287)	(11,349)

Total operating expenses	77,073	63,989	62,350	278,011	267,993

Operating income (loss) from continuing operations	(39,746)	(31,620)	(5,525)	(113,876)	7,245
Interest and other (expense), net	3,430	4,020	4,267	18,293	9,057
Gain on/(impairment) of non-marketable equity securities	1,065	(1,185)	(428)	(120)	(532)

Pretax income (loss) from continuing operations	(35,251)	(28,785)	(1,686)	(95,703)	15,770
Income taxes	1,807	1,347	489	6,544	5,377

Net income (loss) from continuing operations	(37,058)	(30,132)	(2,175)	(102,247)	10,393
Net loss from discontinued operations, net of tax	(54,748)	(2,378)	(2,927)	(62,382)	(5,157)

Net income (loss)	$(91,806)	$(32,510)	$(5,102)	$(164,629)	$5,236

Basic net income (loss) per share from:
Continuing operations	$(0.45)	$(0.33)	$(0.03)	$(1.13)	$0.12
Discontinued operations	(0.66)	(0.02)	(0.03)	(0.69)	(0.06)

Net income	$(1.11)	$(0.35)	$(0.06)	$(1.82)	$0.06

Diluted net income (loss) per share from:
Continuing operations	$(0.45)	$(0.33)	$(0.03)	$(1.13)	$0.12
Discontinued operations	(0.66)	(0.02)	(0.03)	(0.69)	(0.06)

Net income	$(1.11)	$(0.35)	$(0.06)	$(1.82)	$0.06

Shares used in basic net income (loss) per share	82,449	92,114	91,709	90,246	82,231
Shares used in diluted net income (loss) per share	82,449	92,114	91,709	90,246	85,316
Stock-based compensation by category:
Maintenance and support	$168	$180	$207	$953	1,418
Services	216	199	343	1,239	1,541
Research and development	757	422	483	2,426	5,787
Sales and marketing	760	1,356	4,467	6,795	19,089
General and administrative	(459)	2,293	3,208	6,476	12,979
Restructuring and other related costs	1,691	—	—	4,489	—
Discontinued operations	152	232	147	638	214

	$3,285	$4,682	$8,855	$23,016	$41,028

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(91,806)	$(32,510)	$(5,102)	$(164,629)	$5,236
Exclude:
Restructuring and other related costs	17,548	576	(3,047)	30,648	4,623
Acquisition-related costs and amortization*	2,879	2,776	2,232	10,567	9,675
Amortization of stock-based compensation	1,442	4,450	8,708	17,889	40,814
Stock option review and associated costs**	—	540	341	6,782	341
Costs associated with proxy contest and strategic alternatives	3,314	2,380	—	5,694	—
Retention bonuses related to strategic alternatives	3,217	409	—	3,626	—
Gains/impairments on non-operating assets	(1,065)	1,185	428	(1,167)	(10,817)
Discontinued operations, net of tax	54,748	2,378	2,927	62,382	5,157
Tax impact of reconciling items***	(826)	(792)	(1,770)	(3,308)	(2,729)

Non-GAAP net income (loss) per share	$(10,549)	$(18,608)	$4,717	$(31,516)	$52,300

GAAP net income (loss) per share—diluted	$(1.11)	$(0.35)	$(0.05)	$(1.82)	$0.06
Exclude:
Restructuring and other related costs	$0.21	$0.01	$(0.03)	$0.34	$0.05
Acquisition-related costs and amortization*	$0.03	$0.03	$0.02	$0.11	$0.11
Amortization of stock-based compensation	$0.02	$0.05	$0.09	$0.20	$0.48
Stock option review and associated costs**	$—	$0.01	$—	$0.08	$—
Costs associated with proxy contest and strategic alternatives	$0.04	$0.03	$—	$0.06	$—
Retention bonuses related to strategic alternatives	$0.04	$—	$—	$0.04	$—
Gains/impairments on non-operating assets	$(0.01)	$0.01	$—	$(0.01)	$(0.12)
Discontinued operations, net of tax	$0.66	$0.02	$0.03	$0.69	$0.06
Tax impact of reconciling items***	$(0.01)	$(0.01)	$(0.02)	$(0.04)	$(0.03)

Non-GAAP net income (loss) per share—diluted	$(0.13)	$(0.20)	$(0.05)	$(0.35)	$0.61

Shares used in computing diluted earnings per share	82,449	92,114	93,679	90,246	85,316

*	Acquisition-related costs relates to payments due under the terms of the Widerweb acquisition. Also includes $672 thousand of acquisition-related hedging costs in the year ended June 30, 2006. Amortization relates to acquired intangible assets.

**	Relates to legal fees regarding the stock option review and resulting lawsuits.

***	The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.